LEASE AGREEMENT

(5353 Joliet Street, Denver, CO 80239)

THIS LEASE is made effective as of the 25th day of September 2014, by and between MJ Holdings, Inc., a Nevada corporation and (the "Landlord") and Big Toe, LLC, a Colorado limited liability company authorized to do business in the State of Colorado, (the "Tenant").

WITNESSETH, that the said Landlord, for and in consideration of the rents, covenants and agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by the Tenant, by these presents does lease to the Tenant the premises hereinafter described, subject to all the other provisions of this lease:

1.	LEASED PREMISES

The parties acknowledge that the property owned by Landlord is located in the City and County of Denver, Colorado, and consists of a building and surrounding areas, collectively referred to herein as the "Property, " described as follows:

Landlord hereby leases to Tenant that certain real property consisting of a building containing approximately +/- 22,144 square feet located at 5353 Joliet Street, Denver, CO 80239 situated on an approximately 1.4 acre lot zoned I-B, legally described as T3 R67 Sl4 NW/4 & DENVER BUSINESS CENTER, B2, LI DIF BOOK 2262-279, records of the Clerk and Record for the City and County of Denver, Colorado. The land, together with all buildings and improvements located thereon shall hereinafter be referred to as the "Premises".

2.	USES OF PREMISES

The Premises shall be used by the Tenant for the purpose of a State licensed medical and/or retail medical marijuana grow facility, center and/or infused product manufacturing facility, in compliance with the laws and regulations of the State of Colorado and any applicable local zoning codes, ordinances, rules and regulations. Any other use shall be subject to Landlord's prior written approval.

Tenant expressly covenants and agrees to use the premises for the legal cultivation, retailing and/or infusing of medical and/or retail marijuana only, which shall at all times be compliant with the laws of the State of Colorado and any local ordinances legalizing marijuana through specific regulatory and enforcement systems in connection with cultivation, distribution, sale and possession therein and all applicable laws. This Lease is expressly contingent upon the Tenant obtaining, and Landlord receiving a copy of, the Tenant's City and State Marijuana Enforcement Division approved and current Marijuana License(s) and permit(s) for its -intended operations at the Premises, upon such terms and conditions subject to Tenant's sole and absolute discretion, on or before December 1, 2014, and providing Landlord with copies of the guarantor's prior 2 years of Colorado income tax returns on or before the execution of this Lease. Should Tenant not obtain all of said licenses and permits to its sole satisfaction, for any reason whatsoever, on or before December I, 2014, or provide said income tax returns, then Tenant and Landlord shall each have the right commencing on December 2, 2014 through and including December 10, 2014, to terminate this Lease, effective upon delivery of written notice of

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termination to the other party, at which time this Lease shall terminate, all parties (including any and all guarantors) shall be relieved and discharged from all obligations hereunder (except for those that survive termination of the Lease), and Landlord shall be entitled to retain the Security Deposit; provided, however, that if the City and State authorities have advised Tenant that they will issue the Marijuana Licenses and permits to Tenant, Tenant shall provide reasonable evidence to Landlord of such advisement from City and State authorities, and the December 1, 2014 date (and the subsequent time frame for delivery of written notice of termination), shall be tolled and extended for a reasonable period of time to accommodate the issuance of the licenses and permits but in no event later than March 1, 2015. In addition, this Lease shall be contingent upon Tenant's satisfaction of its inspection of the Premises. Tenant shall be entitled to access and inspect the Premises upon reasonable notice at any time after the mutual execution of this Lease. If Tenant determines, in its sole discretion, that any item is unsatisfactory to Tenant for whatever reason, then Tenant shall have the right, but not the obligation, to terminate this tease by providing written notice to Landlord within 10 days after the mutual execution of this Lease. If Tenant elects to terminate the Lease, then all parties (including any and all guarantors) shall be relieved and discharged from all obligations hereunder (except for those that survive termination of the Lease), and Tenant shall be entitled to the immediate return of all Security Deposit. If Tenant does not deliver written notice within said 10 day period of time, then Tenant shall have waived this right to terminate.

3.	TERM

The term of this lease shall commence on the 25th day of September, 2014 (the "Commencement Date") and continue until August 31, 2021. A "lease year" when referred to in this lease shall mean a twelve-month period ending on each anniversary date of this lease. Tenant shall have two (2) options to renew the Lease term for two separate five (5) year terms, upon the same terms and conditions as set forth in this Lease, except that Rent shall be the then-fair market value, as determined and mutually agreed upon by Tenant and Landlord. To exercise the options, Tenant shall provide Landlord with no less than ninety (90) days written notice to exercise the option prior to expiration of the then-current term.

If Landlord and Tenant are unable to agree, fair market value shall be determined by the following method: Landlord and Tenant shall jointly appoint a disinterested person of recognized competence who has a minimum of 10 years of experience in the leasing of retail premises in the Denver metropolitan area (the "Arbitrator "). If Landlord and Tenant cannot agree upon an Arbitrator, each shall appoint a person meeting the foregoing qualifications, and the two appointees shall jointly select the Arbitrator. The Arbitrator shall determine the FMV in its reasonable discretion and such determination shall be final and binding. Landlord and Tenant shall share equally in the expenses and fees of any such arbitration.

Early Possession. If, prior to commencement of the term of the Lease, Tenant uses or occupies the Leased Premises or any part thereof with Landlord's prior written consent, for any other reason, Tenant agrees to observe and perform all of the provisions of this Lease except those which require payment of rent.

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4.	RENTAL

a.                   The Tenant shall pay to the Landlord as Rent during the term of this Lease, prorated for any partial month, in advance in equal monthly installments payable on the first (1sr) day of each and every month during the term hereof Rent in the amount of $15.57 per square foot, per year. The first year's monthly rental amount is 22,144 square feet X $15.57 ÷ 12 = $28,731.84.

b.                  Landlord and Tenant agree that Rent for the first lease year includes charges for insurance and real property taxes equal to $1.57 per square foot To the extent that Landlord's actual costs for real property taxes and insurance exceed $1.57 per square foot, Rent shall be increased by the amount of such excess.

c.                   The portion of the rental amount that is not attributable to insurance and real property taxes shall increase by two percent (2%) each year during the lease term. By way of example, the second year's monthly rental amount is 22, 144 square feet X ($14.28 + $1.57) ÷ 12 = $29,248.53, plus any actual increases in taxes and insurance pursuant to Section 4.b above.

d.                 Notwithstanding the foregoing, provided Tenant is not in. default under this Lease and Tenant is diligently pursuing issuance of the licenses and permits set forth in Section 2, Tenant's rent shall be abated through and including December 24, 2014.

e.                   Upon mutual execution of the Lease, Tenant shall pay to Landlord the sum of Seventy Seven Thousand Five Hundred Four and 01/100 U.S. Dollars ($77,504.01) as a security deposit, per the terms of Section 6 as set forth below.

f. If rent due under this Lease shall commence on any day other than the first day of a calendar month, then the rental payments shall be adjusted to the first day of the first full month at the beginning of the term of this lease.

g.                   If Tenant fails to make any payment due under this Lease within five (5) days of the date due, then in addition to all other rights and remedies available to Landlord pursuant to this Lease or by law, Landlord shall be entitled to recover from Tenant, and Tenant agrees to pay, a late payment charge equal to five percent (5%) of the amount due.

h.                  Tenant agrees to make all payments of rent to Landlord at 4141 NE 2nd Avenue, Suite 204A, Miami, Florida, 33137, or to a place as may be designated by Landlord from time to time, without demand. At Landlord's election, Landlord may also accept payment by wire transfer, with Landlord's wire instructions attached hereto as Exhibit A (which may be modified by Landlord at any time by providing written notice to Tenant).

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5.	TENANT AND LANDLORD IMPROVEMENTS

a.	TENANT IMPROVEMENTS: Tenant shall, at Tenant's sole cost and expense, be permitted to make the following improvements, provided Tenant receives Landlord's prior written consent to such improvements:

(i)	Tenant may make substantial improvements to the building, including, but not limited to, electrical, HVAC and security systems upgrades, changing the configuration of the office space in the front of the building, including the addition of walls and doorways, blocking off all windows, and such other changes as are necessary to allow the Tenant to use the Premises for the Uses set forth herein, or which the Tenant believes are prudent for the operations of the its business. Notwithstanding the foregoing, Tenant shall not make any alterations or improvements that compromise the structural integrity of the building.

(ii)	All work required in the construction of Tenant's facility, including, but not limited to, all, HVAC, electrical, and utility installation work, as well as actual construction work on the building and parking facility, shall be performed only by competent contractors licensed under the laws of the State of Colorado and shall be performed pursuant to written contracts with those contractors. All such contractors shall name the Landlord as an additional insured under the terms of the liability and casualty insurance policies. Tenant shall obtain, at Tenant's sole cost and expense, all required governmental permits, licenses, etc., in order to construct and operate Tenant's facility. Tenant shall install, at Tenant's sole cost and expense, all required improvements for Tenant's facility. All work shall be performed in accordance with all applicable laws, ordinances, regulations, requirements, and orders of all governmental agencies having jurisdiction over the Premises.

(iii)	Tenant shall post the Premises with the statutorily prescribed notice that all improvements are being done for the benefit of and at the request of the Tenant and that no mechanic's and/or other liens may be placed against the Premises. Tenant shall indemnify and hold harmless the Landlord from any mechanics' liens being placed against the Premises and shall immediately and forthwith cause any such liens to be released of record by either paying the lien amount and/or providing a court approved surety bond in an amount sufficient to cause the mechanic's lien(s) to be released of record.

b.	LANDLORD IMPROVEMENTS: Except as set forth in the following sentence, Landlord shall not be required to make any improvements to the premises. Landlord shall provide a total of 2500amps. 277/480 Volts 3 phase electrical power service to the Premises.

Landlord makes no representations concerning the Premises or its suitability for the Tenant's intended purpose. Tenant is relying solely on its own inspections to make

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such a determination. The Premises are being leased to the Tenant on an "AS-IS, WHERE-IS" basis.

6.	SECURITY DEPOSIT

The Tenant shall deposit with the Landlord upon the date of mutual execution of this Lease approximately the sum of SEVENTY SEVEN THOUSAND FIVE HUNDRED FOUR AND 01/100 US DOLLARS ($77,504.01), as set forth above as a security deposit. If this Lease goes to full term, upon the expiration of this lease and the fulfillment of all of Tenant's obligations hereunder, the deposit shall be immediately and forthwith returned to the Tenant, but in the event the Tenant shall breach this lease or fail to perform any of the covenants assumed herein, the Landlord may apply all of the deposit (or a portion thereof, as the case may be) to damages suffered by the Landlord.

Provided Tenant has fulfilled all of its obligations hereunder, $25.834.67 of the Security Deposit shall be credited to Tenant as payment for month 13 of the Lease. The remaining balance shall be held by Landlord as the Security Deposit as set forth above.

7.	ASSIGNMENT OR SUBLEASE

This Lease may not be assigned or subleased to any other entity other than the named Tenant herein, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. In no event will the Assignment or Sublease of the Lease relieve the Tenant of its obligations hereunder, Tenant shall remain responsible for all terms and conditions of this Lease. In addition to Tenant, any Sub-lessee or assignee shall be personally liable for all payments, conditions, covenants and agreements in this Lease. Any subleasing and/or substitution of a Subtenant shall not relieve the Guarantors from personal liability, nor shall any concession in rent, change in rental rates and/or other amendment to this Lease relieve the Guarantors of personal liability.

8.	REPAIRS AND ALTERATIONS

All repairs and alterations to the premises deemed necessary by Tenant shall be made by said Tenant, at Tenant's cost and expense, and all construction, improvements, repairs and alterations so made shall remain as a part of the realty as a fixture of the Premises (except for Tenant's trade fixtures and as otherwise provided herein). Tenant assumes responsibility for all exterior and interior maintenance such as, but not limited to, heating and air conditioning equipment, plumbing and sewers, mechanical systems, and electrical repairs. Landlord shall maintain at its sole cost and expense (with no contribution from Tenant) the exterior walls, structure, and the roof of the building. In addition, Landlord shall perform any necessary capital improvements to the parking areas, such as re-surfacing and re-striping, without any contribution from Tenant.

9.	CARE OF PREMISES

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At all times during the term of this lease, Tenant shall, at Tenant's sole cost and expense, keep and maintain in thorough repair and good, safe, and substantial order and operating condition and repair the interior and exterior of all buildings and improvements erected on the premises, including, but not limited to, buildings, improvements, lighting, parking areas (except for capital improvements such as resurfacing or restriping), snow removal, signage, walkways and lawn care and landscaping on the premises in a reasonably diligent manner to maintain a first-class, high-quality facility, and also consistent with the improvements, if any, on the other portions of the property, except for the roof, parking lot and areas, and structural and non-structural components required to be maintained by the Landlord, and Tenant shall likewise at all times and at its sole cost and expense, put, keep and maintain all personal property and equipment attached to or used in connection with the premises in good and operating condition.

The Tenant and all other prior approved subtenants holding under said Tenant agree to use reasonable diligence in the care and protection of said premises during the term of this lease, to keep the electrical, plumbing, and other mechanical improvements therein in good order and repair and to surrender said premises at the termination of the lease in as good of condition as when originally constructed by Tenant, ordinary wear and tear excepted.

10.	HOLDING OVER

The Tenant agrees to pay one and one-half (1 1/2) times rent for each month (including any portion thereof) the Tenant, or anyone holding under the Tenant, shall remain in the demised premises after the termination of this lease, whether by limitation or forfeiture. Nothing herein shall imply any extension of the lease term by such holding over.

11.	DAMAGES OR DESTRUCTION OF PREMISES

The damage or destruction of said premises by fire, or the elements, or such material injury thereto shall result in a pro-rata or complete abatement of rental and other obligations until the Premises are restored. Landlord and Tenant agree that they shall use all insurance proceeds they receive to immediately and forthwith repair the Premises. In the event of any such damage or destruction, Landlord shall expeditiously restore the building and improvements using the Landlord's insurance proceeds, with reasonable diligence and promptness.

It is understood and agreed that if at any time during the continuance of this lease the demised premises, or any portion thereof, be taken or appropriated or condemned by reason of eminent domain or sold by threat of eminent domain, there shall be such division of the proceeds and awards in such condemnation proceedings or sale in accordance with the respective interest of the parties in the condemned property as follows:

If legal title to any of the premises is taken by condemnation or eminent domain making the premises unsuitable for the use it was being put to at that time of the notice for condemnation and/or eminent domain proceeding, then the lease shall be terminated at the time of possession of the governmental authority. Landlord shall keep all proceeds

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related to the premises and Tenant shall keep all proceeds related to its improvements and loss of business, if included in the calculation of the award and if separately awarded to Tenant.

12.	FIXTURES AND PERSONAL PROPERTY

Any trade fixtures, signs and other personal property of the Tenant not permanently affixed to the Premises shall remain the property of the Tenant, and the Landlord agrees that Tenant shall have the right, at any time, and from time to time, to remove any and all of its trade fixtures, signs and other personal property which it may have stored or installed in the Premises, including but not limited to counters, shelving, mirrors, lights, ballasts, humidifiers and de-humidifiers, environmental controls, fans, filters, equipment, surveillance equipment, dvr equipment, alarms, and any and all other removable "non-fixture" personal property (but expressly excluding all components of the heating, ventilation and air conditioning system). The Tenant, at its sole expense, shall immediately repair any damage occasioned to the Premises by reason of the removal of any such personal property.

13.	UTILITIES.

Tenant shall put electric, gas, water and wastewater utilities in its name, and Tenant shall be solely responsible for payment of such utilities.

14.	TRASH AND DEBRIS

Tenant shall directly contract for and receive separate trash service. The Tenant covenants that Tenant will keep the premises, loading area, and parking and service lots, free and clear of Tenant's trash and debris. All trash and debris will be removed by the Tenant, at Tenant's cost.

15.	INTENTIONALLY OMITTED

16.	FEES AND TAXES

Tenant shall pay all sales taxes, license fees and other impositions attributable to and required by governmental agencies for the conduct of Tenant's business operations.

17.	RECORDING OF LEASE

A Memorandum of Lease may be recorded by Landlord. Tenant shall NOT record the Lease and/or any memorandum of lease.

18.	INSURANCE

Landlord shall, at Landlord's sole cost and expense, provide the following insurance:

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a.                   Fire and extended coverage insurance on the building, improvements and equipment on the premises for their full replacement cost.

Tenant shall, at Tenant's sole cost and expense, provide the following insurance:

a.                   Fire and extended coverage insurance on Tenant's contents and other property for their full replacement cost.

b.                   Comprehensive general liability coverage in an amount of at least Two Million Dollars ($2,000,000.00).

All liability insurance maintained by Tenant shall name Landlord as an additional insured; shall provide for notification to Landlord at least thirty (30) days prior to any termination of coverage; shall be in form, coverage, amounts, and in companies acceptable to Landlord; and copies of all such policies and current certificates of insurance shall be provided to and deposited with Landlord at all times.

All casualty insurance shall be payable to Landlord but may be used by Landlord to reconstruct the damaged premises, so long as such proceeds and additional sums deposited with Landlord are sufficient to restore the premises in Landlord's reasonable judgment.

19.	MEDICAL AND/OR RETAIL MARIJUANA

Tenant expressly covenants and agrees to use the premises for cultivation of, retailing of and/or infusing of products with medical and/or retail marijuana only, in each instance to the extent permitted by Tenant's licenses and permits received for the Premises, and for no other use without Landlord's prior written consent.

The parties acknowledge that the sale and possession of marijuana is currently permitted under certain circumstances under Colorado state law but is prohibited by federal law. Current federal policy is not to seek enforcement of federal marijuana possession laws in states such as Colorado where such possession is lawful. In the event that state or federal laws, ordinances or policies change such that there is a material risk that Tenant or Landlord will be subject to criminal prosecution or the Premises or Tenant's operations in the Premises will be subject to seizure or forfeiture by state, federal or local authorities, Landlord may terminate this Lease on thirty (30) days prior written notice to Tenant, and all payment and performance obligations shall be pro-rated to date of termination. In addition, if any applicable governmental authority issues a cease and desist order against all retail sales of marijuana in the City and County of Denver or the State of Colorado, Landlord agrees to terminate this Lease (provided that such obligation shall not apply to a cease and desist order applicable to the Premises due to Tenant's actions or failure to act). Upon termination in accordance with this paragraph, (a) all parties (including any and all guarantors) shall be relieved and discharged from all obligations hereunder (except for those that survive termination of the Lease), and (b) Tenant agrees that, notwithstanding anything to the contrary in this Lease, Landlord shall be entitled to retain the Security Deposit.

Tenant shall comply with all state and local laws, regulations, codes applicable to the Premises, and with all licenses, permits and approvals received by Tenant in connection

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with its use of the Premises. Notwithstanding the foregoing, it shall not be a default under this Lease if Tenant receives a notice or citation of violation under any license, permit or approval provided (a) it does not result in a revocation of such license, permit or approval and (b) Tenant is taking all reasonable steps to cure the violation, including any steps required or recommended by the applicable governmental authorities.

Tenant shall indemnify and hold harmless the Landlord, the Landlord's officers, directors, members, managers, employees, attorneys, agents and independent contractors from any and all liability, costs, damages and/or other causes of action arising from or in any way related to the Tenant's use of the Premises, including, but not limited to actual, consequential and punitive damages, Landlord's attorney fees, court costs, expert witness fees and any and all other damages.

Tenant and Landlord acknowledge and understand that cultivation, possession, sale and/or distribution of marijuana are permitted by the State of Colorado although such acts are in violation of Federal law. Accordingly, the Landlord and Tenant jointly, severally and individually waive any defense as to the enforcement of this Lease based upon an "illegality of purpose" theory or other related defense(s). The Landlord and Tenant further acknowledge and agree that this Lease shall be fully enforceable in the court of competent jurisdiction located in the State of Colorado as specified herein

20.	NOTICES

All notices herein provided for shall be in writing. All notices permitted or required to be given pursuant to this Lease shall be sent by personal delivery, registered or certified mail, postage pre-paid, nationally recognized overnight delivery service or by electronic mail to the applicable party at set out below. Any mailed notice shall be deemed received three (3) days after the date of mailing; any notice delivered by personal delivery, overnight delivery or electronic mail shall be deemed receive upon receipt.

Landlord:

c/o MJ Holdings, Inc.

Attention: Shawn Chemtov

4141 NE 2nd Avenue, Suite 204A

Miami, Florida 33137

Email: shawn@mjholdingsinc.com

With a copy to Landlord's Attorney:

Brownstein Hyatt Farber Schreck

410 17th Street, 22nd Floor

Denver, Colorado 80202

Attention: Noelle Riccardella

Email: nriccardella@bhfs.com

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Tenant:	Big Toe, LLC

Attention: Phone Toommaly 891 14th Street, Unit 1515

Denver, Colorado 80202

Email: pohn.toommaly@gmail. com

With a copy to Tenant's Attorney:

Dill Dill Carr Stonbraker & Hutchings, PC

Attention: Adam P. Stapen

455 Sherman Street, Suite 300

Denver Colorado 80203

Email: astapen@dillanddill.com

Landlord or Tenant may, at any time or from time to time, by notice designate a substitute address for that above set forth, and thereafter notices to Landlord or Tenant shall be directed to such substitute address.

21.	RE-ENTRY

Said Tenant will quit and deliver up the possession of said premises to the Landlord or Landlord's heirs, successors, agents, or assigns, when this lease terminates.

It is hereby understood, that any such re-entry, forfeiture, annulments or voidance shall relieve the Tenant from the obligation of the Tenant to make the monthly payments of rent and other charges hereinafter reserved, and if the Lease is terminated, the Landlord and Tenant are relieved of any and all further obligations hereunder.

22.	NO CONSTRUCTIVE WAIVER

No waiver of any covenant or condition, or forfeiture, by acceptance of rent or otherwise shall waive any subsequent cause of forfeiture or breach of any condition or covenant of this lease; nor shall Landlord's and/or Tenant's election to pursue any remedy waive or preclude any other remedy.

23.	INDEMNITY

Tenant covenants and agrees to indemnify and save Landlord harmless from all demands and judgments of any person or persons by reason of the conduct of the business of Tenant on the premises, including any and all, civil and criminal claims and prosecution for marijuana cultivation, possession and distribution offenses, or for any condition existing on the premises under the control of the Tenant. In any suit or action for damages against Tenant that are subject to the foregoing indemnity in which Landlord is included or made a defendant, Tenant agrees to assume all of the burden, cost and expense of the defense or settlement of such action or suit, or any claim, by counsel approved by Landlord, and will pay any judgment that may be obtained against Landlord.

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Landlord covenants and agrees to indemnify and save Tenant harmless from all demands and judgments of any person or persons pertaining to the building's structure, parking lot and areas, roof and/or external walls, or for any condition existing on the premises under the control of the Landlord. In any suit or action for damages against Landlord that are subject to the foregoing indemnity in which Tenant is included or made a defendant, Landlord agrees to assume all of the burden, cost and expense of the defense or settlement of such action or suit, or any claim, by counsel approved by Tenant, and will pay any judgment that may be obtained against Tenant.

24.	TENANT CERTIFICATE

Tenant shall, at Landlord's request, and within ten (10) days of such request, acknowledge in writing that the lease is in full force and effect, that Tenant has no claim or offset against Landlord, that the rental payments and other obligations to be performed by Tenant hereunder are current, that not more than one month's rental has been prepaid, that Landlord is not in default of the performance of any of its obligations under this lease, and such other matters as may be reasonably requested by Landlord.

25.	CAPTION AND HEADINGS

The captions and headings throughout this lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provisions or the scope or intent of this lease nor in any way affect this lease.

26.	SUCCESSORS AND ASSIGNS

Whenever the word "Landlord" is used herein, it shall be construed to include the heirs, executors, administrators, successors, assigns or legal representatives of the Landlord; and the word 'Tenant" shall include the heirs, executors, administrators, successors, assigns or legal representatives of the Tenant; and the words Landlord and Tenant shall include single and plural, individual or corporation.

27.	DEFAULT PROVISIONS

The following events shall be deemed to be events of default by Tenant under this lease:

a.	Tenant shall have failed to pay any installment of rent or any other charge provided herein, or any portion thereof within five days of Tenant's receipt of written notice from Landlord, provided, however, that Landlord shall only be obligated to provide notice to Tenant 2 times in any 12 month period, it shall be an automatic default; or

b.	Tenant shall have failed to comply with any other provision of this lease and shall not cure such failure within ten (I0) days after Tenant's receipt of written notice from Landlord of such noncompliance (in the case of a default that cannot with due diligence be cured within a period of ten (10) days, Tenant shall have

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such additional time to cure same as may reasonably be necessary, provided Tenant proceeds promptly, expeditiously, and diligently to cure such default after receipt of said notice).

Landlord, upon an event of default by Tenant, may elect to seek any and all legal remedies to cause the Tenant to cure such default, including, but not limited to commencement of eviction proceedings, retaking possession of the Premises and/or any other legal remedy allowed at law or in equity. No action taken by the Landlord shall relieve Tenant of the obligation to pay rent for the full term of this Lease.

Landlord may relet the Premises upon such terms and conditions as Landlord deems appropriate in its sole and subjective discretion. Tenant shall remain responsible for all charges hereunder and Tenant shall be responsible for all costs of reletting the premises, including costs of putting the Premises back into their original condition, costs of clean up, court costs, attorney and brokerage fees and any other costs.

Tenant obligations may be offset by such new Tenant but under no circumstances shall Tenant be entitled to any offset or be entitled to any rent or other charges paid by the replacement tenant in excess of the Rent and due under this Lease.

Landlord's Default Landlord shall not be deemed in default hereunder unless Tenant shall have given Landlord written notice of such default specifying such default with particularity and Landlord shall thereupon have ten (I0) days in which to cure any default unless such default cannot reasonably be cured within such period wherein Landlord shall not be in default if it commences to cure the default within the ten (10) day period and diligently pursues completion of same.

In the event of any default by either party in any way connected with the enforcement of the provisions of this Lease, or for the recovery of possession of the leased premises or for collection of the rental due, the prevailing party shall be entitled to attorney's fees whether or not court action is instituted. In addition, either party shall be entitled to seek such damages and relief as provided in law and/or equity to remedy such breach, including, but not limited to seek rental and other payments, cure of any breach, commencement of eviction proceedings and filing suit to recover damages, costs, expert witness fees, and other damages allowed in law or equity.

28.	HAZARDOUS MATERIAL

Tenant shall keep and maintain the property in compliance with and shall not cause or permit the property to be in violation of any state, or local laws, ordinances, or regulations relating to industrial hygiene or to the environmental conditions on, under, or about the property, including, but not limited to, soil and groundwater conditions. Tenant shall not use, generate, manufacture, store, or dispose of on, under, or about the property or transport to or from the property any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", or "toxic substances" under any applicable federal or state laws or regulations (collectively referred to hereinafter as "Hazardous Materials").

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Tenant shall immediately advise Landlord in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any applicable federal, state, or local laws, ordinances, or regulations relating to any Hazardous Materials affecting the property ("Hazardous Materials Laws"); (ii) all claims made or threatened by any third party against Tenant or the property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials (the matters set forth in clauses (i) and (ii) above are hereinafter referred to as "Hazardous Materials Claims"); and (iii) Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the property that could cause the property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability, or use of the property under any Hazardous Materials Laws.

In no event shall Tenant be responsible for Hazardous Materials Claims created by the Landlord or by a prior tenant of Landlord. Tenant shall be solely responsible for and shall indemnify and hold harmless Landlord, its directors, officers, employees, agents, successors and assigns from and against any loss, damage, cost, expense, or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Materials on, under, or about the property, including without limitation (a) all consequential damages; (b) the costs of any required or necessary repair, cleanup, or detoxification of the property and the preparation and implementation of any closure, remedial, or other required plans, and (c) all reasonable costs and expenses incurred by Landlord in connection with clauses (a) and (b), including, but not limited to, reasonable attorney's fees. These provisions shall only apply to the presence of Hazardous Materials caused the Tenant or its employees, agents or contractors, and for no other reason whatsoever.

29.	COVENANT OF QUIET ENJOYMENT

Landlord covenants that it has full right and authority to enter into this lease for the full term hereof. Landlord further covenants that Tenant, upon performing the covenants and agreements of this lease to be performed by said Tenant, will have, hold and enjoy quiet possession of the leased premises.

30.	MECHANIC'S LIEN NOTICE

Tenant shall keep the leased premises free from all liens from mechanics, laborers and material men for work done and materials furnished. Tenant shall not create or suffer to be created any liens or encumbrances otherwise on the leased premises and Tenant shall hold Landlord harmless from any and all such liens and claims. Landlord may post the premises with such notices as Landlord deems appropriate. Tenant shall provide notice to the Landlord of any and all mechanic's liens notices or claims within 48 hours after receipt by Tenant of such a notice or claim.

31.	SIGNS AND AWNINGS

Tenant shall not be allowed to place signs, advertisements, notices or other lettering on any part of the outside of the leased premises or of the building without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. All window displays shall be neat and inoffensive in character. All signage shall be in

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compliance with any applicable owner's association and/or City and County of Denver, Colorado ordinances and/or regulations.

32.	BROKERAGE

Landlord is represented by Joel Meranksi and Jay Landt of Colliers International. Tenant is represented by Nick Steitz of CBRE, Inc. Upon waiver of the contingency set forth in Section 2 and commencement of payment of full rent by Tenant, Tenant's broker shall receive shall a brokerage fee to Tenant's equal to four percent (4%) of the gross lease value pursuant to a separate agreement between Landlord's broker and Tenant's broker. Both Landlord and Tenant warrant and represent that except as set forth in this Section they have not engaged any other parties that may be entitled to a commission or finder's fee in connection with this lease, and each party shall indemnify, defend and hold harmless the other party for any claims to a commission or finder's fee in connection with this lease arising by or through the indemnifying party's actions.

33.	ENTIRE AGREEMENT

This Lease contains the entire agreement between the parties, and no agreement shall be effective to change or modify this lease unless in writing and signed by the party against whom enforcement is sought.

34.	NOT CONSTRUED AGAINST DRAFTER

The parties understand, agree and acknowledge that (i) this lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this lease or any of its terms or conditions, there shall not be any inference, presumption., or conclusion drawn whatsoever against either party by virtue of that party having drafted this lease or any portion thereof.

35.	GOVERNING LAW AND ATTORNEY FEES.

This Lease shall be governed by Colorado law, without regard to principles of conflicts of laws. Any action for breach of this Lease shall be brought in the State of Colorado. The prevailing party in any action for breach of this Lease shall be entitled to recover its reasonable attorney fees and costs.

36.	INSPECTIONS AND TESTING.

Landlord shall have access to, and a right to perform reasonable inspections and tests of, the Premises to determine Tenant's compliance with requirements contained in this Lease. Reasonable access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any requirement under this Lease, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord shall comply with applicable State requirements for access to the Limited Access Areas, but

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Tenant shall fully cooperate in allowing Landlord access, including, but not limited to providing an appropriate licensee to accompany the Landlord and issuing the appropriate visitor badges. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding the Tenant's operations on the Premises, and/or the release or threat of release of any Hazardous Materials onto or from the Premises or the Project. Tenant shall, within five days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party regarding the Tenant's operations on the Premises, and/or the release or threat of release of any Hazardous Materials onto or from the Premises or the Project.

37.	WARRANTY OF AUTHORITY.

Each party signing this Lease warrants and represents that they have full authority to sign this document and that by signing it, they bind the named entity on whose behalf they are signing.

38.	PERSONAL GUARANTY.

This Lease and the Tenant's obligations are personally guaranteed by Phone Toommaly. But for these personal guaranties, the Landlord would not have entered into this Lease with Tenant, such guaranties being a material part of this transaction. The Guaranties shall be evidenced by the Guaranty of Leases attached hereto as Exhibits A and B, and incorporated herein by this reference.

39.	COUNTERPARTS

This Lease may be executed in counterparts, all of which shall collectively be considered the original. A facsimile signature shall be sufficient and shall constitute an original signature for all purposes.

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IN WITNESS WHEREOF, the said parties aforesaid have duly executed the foregoing instrument or caused the same to be executed the day and year first above written.

LANDLORD:

MJ HOLDINGS, INC.

By:
Name:
Its:

TENANT:

BIG TOE, LLC

By:
Name:
Its:

Co-signer and Guarantor:

Phone Toommaly

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GUARANTY OF LEASE

THIS GUARANTY OF LEASE ("Guaranty") is entered into effective as of the 25th day of September, 2014, by Phone Toommaly ("Guarantor") for the benefit of MJ Holding, Inc. ("Landlord"), with reference to the following facts:

1. Landlord and Big Toe, LLC, ('Tenant") have entered or will enter into a lease of even date herewith (the "Lease").

2.                  By its covenants herein set forth, Guarantor has induced Landlord to enter into the Lease, which was made and entered into in consideration for Guarantor's said covenants.

3.                   Guarantor unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Landlord its successors and assigns the full and punctual payment, performance and observance by Tenant, of all of the amounts, terms, covenants and conditions in the Lease contained on Tenant's part to be paid, kept, performed and observed.

4.                   If Tenant shall at any time default in the punctual payment, performance and observance of any of the amounts, terms, covenants or conditions in the Lease contained on Tenant's party to be paid, kept, performed and observed, Guarantor will pay, keep, perform and observe same, as the case may be, in the place and stead of Tenant. Guarantor shall also pay to Landlord all reasonable and necessary incidental damages and expenses incurred by Landlord as a direct proximate result of Tenant's failure to perform, which expenses shall include reasonable attorneys' fees and interest on all sums due and owing Landlord by reason of Tenants' failure to pay same, at the maximum rate allowed by law.

5.                  Any act of Landlord, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Lease, the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgence or extension of time to Tenant may be done without notice to Guarantor and without releasing Guarantor from any of its obligations hereunder.

6.                  The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application or release of any security given for the performance and observance of any covenant or condition in the Lease contained on Tenant's part to be performed or observed, nor by any modification of the Lease, regardless of whether Guarantor consents thereto or receives notice thereof.

7.                  The liability of Guarantor hereunder shall in no way be affected by; (a) the release or discharge of Tenant in any creditor's, receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statues or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause whatever of the liability of Tenant: (g) the exercise by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease, as to any matters accruing prior to the date of such termination.

8.                  If Tenant shall become insolvent or be adjudicated bankrupt, whether by voluntary or involuntary petition, if any bankruptcy action involving Tenant shall be commence or filed, if a petition for reorganization, arrangement or similar relief shall be filed against Tenant, or if a receiver of any part of Tenant's property or assets shall be appointed by any court, Guarantor shall pay to Landlord the amount of all accrued, unpaid and accruing Base Rent, Triple Net Charges and other charges due under the Lease to the date when the debtor-in-possession, the trustee or administrator accepts the Lease and commences paying same. At such time as the debtor-in-possession, the trustee or administrator rejects the Lease, however, Guarantor shall pay to Landlord all accrued, unpaid and accruing Base Rent, Triple Net Charges and other charges under the Lease for the remainder of the Lease Term. At the option of Landlord, Guarantor shall either; (a) pay Landlord an amount equal to the Base Rent, Triple Net Charges and other charges which would have been payable for the unexpired portion of the Lease Term reduced to present-day value; or (b) execute and deliver to Landlord a new lease for the balance of the Lease Term with the same terms and conditions as the Lease, but with Guarantor as tenant thereunder. Any operation of any present or future debtor's relief act or similar act, or law or decision of any court, shall in no way affect the obligations of Guarantor or Tenant to perform any of the terms, covenants or conditions of the Lease or of this Guaranty.

9.                   Guarantor may be joined in any action against Tenant in connection with the obligations of Tenant under the Lease and recovery may be had against Guarantor in any such action. Landlord may enforce the obligations of Guarantor hereunder without fist taking any action whatsoever against Tenant or its successors and assigns, or pursuing any other remedy or applying any security it may hold. Guarantor hereby waives all rights to assert of plead at any time any statute of limitations as relating to the Lease, the obligations of Guarantor hereunder and any surety or other defense in the nature thereof including, without limitation, the provisions of the applicable laws of the State of Colorado. Guarantor also hereby waives all other waivable defenses set forth in any Colorado laws, rules or regulations.

10.             Until all of the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor; (a) shall have no right of subrogation against Tenant by reason of any payment or performance Guarantor hereunder, and

(b) subordinates any liability of indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

11.              This Guaranty shall apply to the Lease, any extension, renewal, modification or amendment thereof, to any assignment, subletting or other tenancy thereunder and to any holdover term following the Lease Term granted under the Lease, or any extension or renewal thereof.

12.              In the event of any litigation between Guarantor and Landlord with respect to the subject matter hereof, the unsuccessful party in such litigation shall pay to the successful party all fees, costs and expenses thereof, including reasonable attorneys’ fees and expenses.

13.             If there is more than one undersigned Guarantor, (a) the term "Guarantor", as used herein, shall include all of the undersigned; (b) each provision of this Guaranty shall be binding on each one of the undersigned, who shall be jointly and serially liable hereunder; and

(c) Landlord shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

14.              If requested or required by any lender providing financing to Landlord, Guarantor shall furnish, within fifteen (15) days after Landlord's written request, Landlord with financial statements or other reasonable financial information reflecting Guarantor's current financial condition, certified by Guarantor or its financial officer. If Guarantor is a publicly-traded corporation, delivery of Guarantor's last published financial information shall be satisfactory for purposes of the Paragraph.

15.              This instrument constitutes the entire agreement between Landlord and Guarantor with respect to the subject matter hereof, superseding all prior oral and written agreements and understandings with respect thereto. It may not be changed, modified, discharged or terminated ally or in any manner other than by an agreement in writing signed by Guarantor and Landlord. This Guaranty shall be governed by and construed in accordance with the laws of the State of Colorado.

16.              Every notice, demand or request (collectively "Notice") required hereunder or by law to be given by either party to the other shall be in writing. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by telegram, mailgram or same-day or overnight private courier, addressed to the party to be served at the address indicated below or such other address as the party to be served may from time to time designate in a Notice to the other party. \

17.              Any action to declare or enforce any right or obligation, under the Lease may be commenced by Landlord in the District Court for the City and County of Denver, Colorado. Guarantor hereby consents to the jurisdiction of such Court for such purposes. Any notice, complaint or legal process so delivered shall constitute adequate notice and service of process for all purposes and shall subject Guarantor to the jurisdiction of such Court for purposes of adjudicating any matter related to this Guaranty. Landlord and Guarantor hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Guarantor or Guarantor against Landlord on any matter whatever arising out of, or in any way connected with, the Lease or this Guaranty.

18.              This Guaranty may be assigned in whole or part by Landlord upon written notice to Guarantor, but it may not be assigned by Guarantor without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion.

(THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

19.              The terms and provision of this Guaranty shall be binding upon and inure to the benefit of the heirs, personal representative, successors and permitted assigns of the parties hereto.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above

“GUARANTOR”

By: Phone Toommaly

Landlord’s Address for Notices:	Guarantor’s Address for Notices:

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